                                  EXHIBIT 99.1

                                                                    Exhibit 99.1

Press Release 01-04
FOR IMMEDIATE RELEASE
CONTACT: ROBERT SCHULMAN, PRESIDENT AND CO-CEO, TREMONT ADVISERS, INC. 914-925-1140
          BARRY COLVIN, COO, TREMONT ADVISERS, INC.                 914-925-1140
          ANNETTE BRONKESH, BRONKESH ASSOCIATES                     973-778-8648



TREMONT ADVISERS REACHES AGREEMENT TO BE PURCHASED
BY OPPENHEIMERFUNDS
Merger Will Combine Leader in Hedge Funds With Strong Intermediary Distribution

Rye, NY, July 10, 2001 - Tremont Advisers, Inc. (Nasdaq SmallCap: TMAV) today announced that it has reached an agreement to be acquired by Oppenheimer Acquisition Corp., the parent of OppenheimerFunds, Inc. The agreement, subject to shareholder and regulatory approval, is for Oppenheimer Acquisition Corp. to purchase all outstanding Tremont shares at $19 per share, subject to certain adjustments. The acquisition is expected to close early in the fourth quarter of 2001.

"The combination of Tremont Advisers' expertise in alternative investments with OppenheimerFunds' strength in distribution and product capabilities clearly marks a turning point in our business," said Sandra Manzke, Chairman and Co-CEO of Tremont Advisers. "Working together we have an unparalleled opportunity to tap the high-net-worth and institutional market and add a significant growth rate to an already rapidly growing business. We are very pleased to join forces with such a high-quality, client-focused organization which shares our vision for the future of alternative investing."

Under the terms of the agreement, Tremont will become an independent, wholly owned subsidiary of Oppenheimer Acquisition Corp, whose principal operating subsidiary, OppenheimerFunds, Inc. is a leader in worldwide traditional asset management with more than $120-billion in assets under management. The Tremont organization will continue to be led by Manzke and President and Co-CEO Robert Schulman.

"We are pleased to be joining forces with a leader in the alternative investment business," said John V. Murphy, Chairman and CEO of OppenheimerFunds. "We believe Tremont's multi-manager, funds-of-funds approach to hedge fund investing will appeal to many of our high-net-worth shareholders. Tremont's unique product offerings in combination with our distribution network will open up the world of alternative investing to a new segment of investors."

Tremont Advisers, a leader in providing advisory services, information and investment products to the global alternative investment industry, has seen a dramatic rise in interest in alternative investments as equity market performance has waned. It notes that investors are seeking to diversify their portfolios with asset classes that are non-correlated to the broad markets. In particular, Tremont cites the rapid growth of the high-net-worth wealth population, estimated at $27 trillion by a recent Cerulli Associates study, as evidence that an excellent opportunity exists to tap this investor segment.

"Our alliance with OppenheimerFunds is an excellent strategic fit that brings together Tremont's capabilities in creating alternative investment products with Oppenheimer's strong financial intermediary relationships and unparalleled distribution talents," said Schulman. "We saw tremendous inflows of assets into hedge funds in the first quarter and believe this trend has accelerated in the current quarter. We will seek to create products and service the high-net-worth and institutional market with a variety of products including funds of funds."

Tremont Advisers' TASS Research unit calculated $6.9 billion in net assets flowing into alternative investments in the first quarter of 2001, marking the largest quarterly inflows since early 1998. Estimates are for this trend of healthy net inflows to continue as investors step up their search for strategies that achieve consistent returns in all market environments. TASS estimates the value of assets in the global alternative investment universe at between $350 billion and $400 billion.

In addition to strong domestic investor interest in alternative investments, Tremont Advisers also has been growing its overseas business. The firm's London-based subsidiary, Tremont (TASS) Europe Limited, is seeing strong interest from both European and Asian investors in alternative investments. "Tremont is committed to aggressively growing this segment of our business over the next several years," said Schulman.

Oppenheimer Acquisition Corp., the parent of OppenheimerFunds, Inc., is a subsidiary of Massachusetts Mutual Life Insurance Company, a global, diversified financial services company with $213 billion in assets under management at year-end 2000. Founded in 1959, OppenheimerFunds, Inc. is one of the nation's most respected mutual fund managers. As of June 30, 2001, the company and its subsidiaries managed assets of more than $127 billion, held in more than five million shareholder accounts. OppenheimerFunds is not affiliated with either CIBC World Markets nor Oppenheimer Capital, the investment management firm affiliated with PIMCO Advisors, LP.

Putnam Lovell Securities acted as adviser to Tremont Advisers, Inc. in this transaction.

Tremont Advisers, Inc. is a diversified holding company which, through its subsidiaries, is primarily engaged in three core businesses: advisory services, information and investment products for the global alternative investment industry. Through its London-based information and research subsidiary, Tremont TASS (Europe) Limited, the firm provides data on the performance of more than 2,500 alternative investment managers and funds and promotes advisory and other products throughout Europe. Tremont advises on more than $8 billion in alternative investments and manages more than $1.5 billion of client assets in its proprietary funds. It has more than $250 million in life insurance policies in force, which are invested in alternative investments on behalf of clients. Tremont's wholly owned subsidiaries, Tremont Partners, Inc. and Tremont Securities, Inc., are registered as an investment adviser under the

Investment Advisers Act of 1940, and as a broker-dealer under the Securities Exchange Act of 1934, respectively. Tremont is headquartered in Rye, New York and has offices in Toronto, Bermuda and London.

For more information on Tremont Advisers, Inc., visit www.tremontadvisers.com For more information on OppenheimerFunds, visit www.oppenheimerfunds.com

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Please note that Tremont Advisers, Inc. (Tremont Advisers) will be filing a proxy statement with the Securities and Exchange Commission (the SEC) as soon as practicable. The proxy statement will be sent to the stockholders of Tremont Advisers seeking their approval of the proposed merger transaction. Stockholders of Tremont Advisers are advised and urged to read the proxy statement when it is filed with the SEC because it will contain important information. Once filed, the proxy statement and other information filed by Tremont Advisers may be obtained free of charge on the Internet at the SEC website at the following URL:
<www.sec.gov> In addition, documents filed with the SEC by Tremont Advisers will be available free of charge from Tremont Advisers' corporate secretary, obtainable by addressing a request therefor to: Tremont Advisers, Inc., ATTN:
Merger Document Request, 555 Theodore Fremd Avenue, Suite 206-C, Rye, New York 10580. Requests may also be made by telephone at (914) 925-1140.

Tremont Advisers, its board of directors and executive officers, as well as certain other members of management and certain employees may be soliciting proxies from Tremont Advisers stockholders in favor of the merger transaction. Information concerning Tremont Advisers' participants in this solicitation is set forth in the company's annual report on Form 10-KSB for the year ended December 31, 2000, filed with the SEC on March 12, 2001.

         Certain statements in this Press Release may constitute "forward looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward looking statements. The Company assumes no obligation to update these forward looking statements to reflect actual results, changes in assumption or changes in other factors affecting such forward looking statements.